Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 12, 2012, among BWAY Holding Company, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of June 16, 2010, providing for the issuance of 10% Senior Notes due 2018 (the “Notes”), as amended by (i) that First Supplemental Indenture dated as of June 16, 2010, by and among the Company, the Guarantors party thereto and the Trustee, (ii) that Second Supplemental Indenture dated as of November 1, 2010, by and among the Company, the Guarantors party thereto and the Trustee and (iii) that Third Supplemental Indenture dated as of January 6, 2011, by and among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), amend or supplement the Indenture, the Notes and the Guarantees (as defined in the Indenture);

WHEREAS, BOE Intermediate Holding Corporation, a Delaware corporation (the “Buyer”), has entered into an Agreement and Plan of Merger, dated as of October 2, 2012 (the “Merger Agreement”), with BOE Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Buyer (“Merger Sub”), BWAY Parent Company, Inc., a Delaware corporation and the Company’s indirect parent (“BWAY Parent”), and Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership solely in its capacity as representative set forth therein, pursuant to which the Buyer has agreed to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of BWAY Parent upon the terms and subject to the conditions set forth in the Merger Agreement, pursuant to a merger of Merger Sub with and into BWAY Parent (the “Merger”) with BWAY Parent surviving the Merger as a direct wholly-owned subsidiary of Buyer, and an indirect wholly-owned subsidiary of BOE Holding Corporation, a Delaware corporation;

WHEREAS, in connection with the Merger, the Company has solicited consents (the “Consent Solicitation”) to: (a) amend the defined term “Change of Control” to provide that the Merger will not constitute a “Change of Control,” (b) provide that Platinum Equity, LLC and certain of its Affiliates (as defined in the Indenture) will each be “Sponsors” under the Indenture and (c) add to, amend, supplement or change certain other defined terms contained in the Indenture related to the foregoing (collectively, the “Proposed COC Amendments”);

WHEREAS, in connection with the Consent Solicitation, the Company will, upon satisfaction of certain conditions set forth in a consent solicitation statement of the Company, dated as of October 5, 2012 (the “Consent Solicitation Statement”), pay an aggregate cash payment equal to $2.50 per $1,000 principal amount of Notes for which consents to the Proposed COC Amendments are validly delivered and unrevoked (the “Consent Fee”) to Global Bondholder Services Corporation (the “Depositary”) on behalf of the Holders who delivered such valid and unrevoked consents to the Proposed COC Amendments on or prior to the 5:00 P.M., New York City time, on October 12, 2012 (the “Expiration Date”);

WHEREAS, the Consent Solicitation is conditioned upon, among other things, the Proposed COC Amendments to the Indenture set forth herein having been approved by Holders of at least a majority in aggregate principal amount of the Notes outstanding (and this Supplemental Indenture in respect thereof having been executed and delivered), with such Proposed COC Amendments becoming operative with respect to the Indenture immediately prior to the effective time of the Merger (the “Operative Time”) and such Proposed COC Amendments shall cease to be operative if the Merger is not consummated or Merger Sub does not pay the Consent Fee to the Depositary on behalf of the Holders (the “Termination”);

WHEREAS, the Company has received the Requisite Consents to effect the Proposed COC Amendments (based on certifications made by Global Bondholder Services Corporation, as information, tabulation and payment agent in the Consent Solicitation), and has provided the Trustee with an Officers’ Certificate, pursuant to Section 9.04 of the Indenture, certifying as to the same;

WHEREAS, the Company and each of the Guarantors has been authorized by a resolution of their respective Board of Directors or managing member, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO THE INDENTURE.

Amendment of Section 1.01. Section 1.01 of the Indenture is amended as indicated below:

(i) The definitions of “Advisory Agreement,” “Management Investor” and “Sponsor” are replaced in their entirety by the following:

“Advisory Agreement” means the management services agreement by and among the Company, an affiliate of Madison Dearborn and Parent as of the date of this Indenture, as amended, restated, modified, or replaced and also refers to and means in all cases hereunder the New Advisory Agreement (including in Section 4.11(7) and clause 8 of the definition of “Consolidated EBITDA” contained in Section 1.01) notwithstanding the fact that the New Advisory Agreement was not in effect on the date of this Indenture.

“Management Investor” means any Person who is an officer or otherwise a member of management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies on the date of the Subsequent Merger.

“Sponsor” means (a) prior to the effective time of the Subsequent Merger, Madison Dearborn Partners, LLC and its Affiliates, and (b) immediately upon and following the effective time of the Subsequent Merger, Platinum Equity, LLC and certain of its Affiliates (but, however, not including any operating portfolio company thereof).

(ii) The definition of “Change of Control” is amended by appending the following language to the end of the definition:

; provided that in no event shall the Subsequent Merger constitute a Change of Control hereunder.

(iii) The following definitions are added:

“Merger Sub II” means BOE Merger Corporation, a Delaware Corporation.

“New Advisory Agreement” means the corporate advisory services agreement between BWAY Parent Company, Inc. or one of its affiliates and an affiliate of Platinum Equity, LLC, as in effect on the date of consummation of the Subsequent Merger, as amended, restated or replaced.

“Subsequent Merger” means the merger of Merger Sub II with and into BWAY Parent Company, Inc. pursuant to the Subsequent Merger Agreement.

“Subsequent Merger Agreement” means that Agreement and Plan of Merger dated as of October 2, 2012, by and among Merger Sub II, BOE Intermediate Holding Corporation, BWAY Parent Company, Inc. and Madison Dearborn Capital Partners VI-A, L.P.

3. EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE. Upon the execution of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the amendments to the Indenture referred to in Section 2 above will not become operative until the Operative Time. The Company shall give the Trustee prompt written notice of the occurrence of the Operative Time. In the event of the Termination, the Company shall give the Trustee prompt written notice of the occurrence of the Termination and the Supplemental Indenture shall cease to be effective.

4. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

9. SUCCESSORS. All agreements of the Company and each of the Guarantors in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITHNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BWAY HOLDING COMPANY

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Treasurer & Secretary

BWAY INTERMEDIATE COMPANY, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Treasurer & Secretary

BWAY CORPORATION

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Treasurer & Secretary

ARMSTRONG CONTAINERS, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

Signature Page to Fourth Supplemental Indenture

NORTH AMERICA PACKAGING CORPORATION

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

NORTH AMERICA PACKAGING CORPORATION OF PUERTO RICO, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

SC PLASTICS, LLC

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

CENTRAL CAN COMPANY, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

Signature Page to Fourth Supplemental Indenture

BWAY-KILBOURN, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

PLASTICAN, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

PHOENIX CONTAINER, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	VP, Secretary

Signature Page to Fourth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

Signature Page to Fourth Supplemental Indenture